Registration No. 333-140369

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
TO
FORM S-3
FOR REGISTRATION OF SECURITIES UNDER THE SECURITIES ACT OF 1933

BREEZE-EASTERN CORPORATION
(formerly known as TransTechnology Corporation)
(Exact name of registrant as specified in governing instruments)

Delaware (State or other jurisdiction of incorporation) 700 Liberty Avenue Union, New Jersey (Address of principal executive offices)	95-406221 (I.R.S. employer identification number) 07083 (Zip Code)
Registrant’s telephone number, including area code: (908) 688-2440
Joseph F. Spanier
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Breeze-Eastern Corporation
700 Liberty Avenue
Union, New Jersey 07083
(908) 688-2440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerald C. Harvey, Esq. Executive Vice President, General Counsel and Secretary Breeze-Eastern Corporation 700 Liberty Avenue Union, New Jersey 07083 (908) 688-2440	F. Ronald O’Keefe, Esq. Hahn Loeser & Parks LLP Suite 3300 200 Public Square Cleveland, Ohio 44114-2301 (216) 274-2396

Approximate date of commencement of proposed sale to the public:
From time to time, as may be determined by the Selling Stockholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Maximum
	to be	Aggregate Offering	Amount of
Title of securities to be registered	Registered	Price (1)	registration fee (2)
Common Stock, par value $0.01 per share	2,500,000 shares of Common Stock	$26,350,000	$2,819.45

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended and based upon $10.54, which was the average of the high and low prices of Breeze-Eastern Corporation’s common stock as reported on the American Stock Exchange on January 26, 2007.

(2)	This amount has been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 16, 2007
Preliminary Prospectus
2,500,000 Shares of Common Stock
Breeze-Eastern Corporation
(formerly known as TransTechnology Corporation)
This registration statement relates to 2,500,000 shares of common stock of Breeze-Eastern Corporation (formerly known as TransTechnology Corporation), a Delaware Corporation, previously sold in a private offering to certain accredited investors. All the shares of common stock of Breeze-Eastern Corporation that are being offered for sale by this prospectus are being offered by one or more of the accredited investors listed in the section of this prospectus entitled “Selling Stockholders.” This prospectus relates to the resale of up to 2,500,000 shares of common stock.
The Selling Stockholders may sell the shares covered by this prospectus, from time to time, through various means (e.g., in ordinary brokerage transactions, directly to market makers of our shares, in negotiated transactions or otherwise, at prevailing market prices) and may engage brokers or dealers to sell the shares. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.” The brokers or dealers through or to whom these shares of common stock may be sold may be deemed “underwriters” of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be “underwriting compensation.” If required, the Selling Stockholders will disclose the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales in an accompanying prospectus supplement.
Breeze-Eastern Corporation common stock, par value $0.01, is listed on the American Stock Exchange (“AMEX”) and is traded under the symbol “BZC.” On January 29, 2007, the closing price for our common stock on AMEX was $10.50 per share.
Investing in our common stock involves risks. See “RISK FACTORS” beginning on page 3 for a complete discussion of the risks.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 16, 2007.

EXPLANATORY NOTE
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY
This prospectus highlights selected information about us and our common stock but does not contain all information that you should consider before investing in the shares. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” beginning on page 3.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission (“SEC”) and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to “Breeze-Eastern”, the “Company,” “we,” “our” and “us” refer to Breeze-Eastern Corporation, its subsidiaries and predecessors. Breeze-Eastern Corporation was formerly known as TransTechnology Corporation. The Company changed its name effective October 12, 2006, pursuant to an amendment to its Certificate of Incorporation by the Company’s stockholders at its annual meeting held on July 19, 2006.
FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Any number of factors could affect future operations and results, including, without limitation:
•	general industry and economic conditions;

•	environmental related problems;

•	liquidity requirements and capital resources;

•	competition from other companies, including the strength and financial resources of our competitors;

•	dependence on key personnel;

•	our ability to find and retain skilled personnel;

•	changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business;

•	dependence on timing and production of long-term contracts with the U.S. Government;

•	the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business;

•	determination by the Company to dispose of or acquire additional assets;

•	natural disasters;

•	acts of terrorism;

•	the tax benefits from net operating loss carryforwards;

•	availability and cost of material and equipment; and

•	other plans and objectives for future operations.
When we use the words “believe,” “intend,” “expect,” “may,” “will,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.
Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and any amendments thereto (“2006 Annual Report”), and further updated in our Quarterly Report on Form 10-Q for the first quarter ended July 2, 2006, and our Quarterly Report on Form 10-Q for the second quarter ended October 1, 2006 and any amendments thereto, all of which are incorporated herein by reference, including the other documents referenced under “Incorporation of Certain Information by Reference.” You may obtain copies of these documents as described under “Where You Can Find More Information.” Other factors not identified could also have such an effect.
We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.
GENERAL INFORMATION ABOUT BREEZE-EASTERN CORPORATION
We design, develop, manufacture and sell sophisticated lifting equipment for specialty aerospace and defense applications. We were originally organized in 1962 as a California corporation and reincorporated in Delaware in 1986. Unless the context otherwise requires, references herein to the “Company” or the “Registrant” refer to Breeze-Eastern Corporation (including the California corporation prior to the reincorporation) and its consolidated subsidiaries. The Company’s fiscal year ends on March 31. Accordingly, all references to years in this report refer to the fiscal year ended March 31 of the indicated year unless otherwise specified.
The Company conducts its business under the trade-name “Breeze-Eastern.” Breeze-Eastern is the world’s largest designer and leading supplier of performance-critical rescue hoists and cargo-hook systems. Breeze-Eastern also manufactures weapons-handling systems, cargo winches, tie-down equipment and tow-hook assemblies. These products are sold primarily to military and civilian agencies and aerospace contractors.
At the Annual Meeting of Stockholders held on July 19, 2006, the stockholders of the Company authorized the board of directors to effect a change of the Company’s name to Breeze-Eastern Corporation at such time as the board determines, but, in any event, prior to December 31, 2006. Pursuant to that authorization, the Company changed its name to Breeze-Eastern Corporation effective October 12, 2006.
Properties
The following table sets forth certain information concerning the Company’s principal facilities:

		Owned or
Location	Use of Premises	Leased	Sq. Ft
Union, New Jersey	Executive offices and manufacturing plant	Owned	188,000
The Company believes that such facilities are suitable and adequate for the Company’s foreseeable needs and that additional space, if necessary, will be available. The Company continues to own properties that it no longer needs in its operations. These properties are located in Pennsylvania, New York and New Jersey. On June 11, 2004, the Company sold its property in Connecticut. In some instances, the properties are leased or are for sale or are under contract for sale.
Summary of the Offering
On December 23, 2005, the board of directors of the Company approved the sale by the Company of 2,500,000 unregistered shares of our authorized and unissued common stock to the Selling Stockholders pursuant to a private placement. In connection with such private placement, the Company agreed to register an amount of shares of our common stock at least equivalent to the amount privately placed, such that the accredited investors receiving privately placed shares would have the opportunity to register the privately-placed shares as shares of common stock with the SEC under the Securities Act of 1933, in connection with the resale or offering for sale of any shares so registered.
The price of the shares of common stock purchased by the Selling Stockholders pursuant to the private placement was $7.50 per share, and was determined based on negotiations with the investors and the Company and the shares were sold in accordance with a properly executed stock purchase agreement.

Common stock offered by the Selling Stockholders in this offering	2,500,000 shares of common stock

Common stock to be outstanding after this offering	9,275,431 shares of common stock

Offering price	The offering price of common stock registered for sale hereunder shall be as determined, from time to time, by the Selling Stockholders.

Use of proceeds	We will receive no proceeds from this offering. Please refer to the section entitled “Use of Proceeds” for more information.
RISK FACTORS
An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment.
Risks Related to Our Business
We may be liable for all or a portion of the environmental clean-up costs at sites previously owned or leased by the Company (or by corporations previously acquired by the Company).
     Due primarily to federal and state legislation which imposes liability, regardless of fault, upon commercial product manufacturers for environmental impact caused by chemicals, processes and practices that were commonly and lawfully used prior to the enactment of such legislation, the Company may be liable for all or a portion of the environmental clean-up costs at sites previously owned or leased by the Company (or by corporations previously acquired by the Company). The Company’s contingencies associated with environmental matters are described in Note 13 of “Notes to Consolidated Financial Statements” set forth on page 19 of the 2006 Annual Report and further updated in our Quarterly Report on Form 10-Q for second fiscal 2007 quarter ended October 1, 2006, as set forth on page 15 thereof.
We are subject to competition from entities that could have a substantial impact on our business.
     The Company competes in some markets with entities that are larger and have substantially greater financial and technical resources than the Company. Generally, competitive factors include design capabilities, product performance, delivery and price. The Company’s ability to compete successfully in such markets will depend on its ability to develop and apply technological innovations and to expand its customer base and product lines. The Company has been doing so both internally and through acquisitions. There can be no assurance that the Company will continue to compete successfully in any or all of the businesses discussed above. The failure of the Company to compete successfully could have a material adverse effect on the Company’s profitability.
A substantial amount of our revenue is derived from United States Government contracts.
     Approximately 46% of the Company’s consolidated net sales in 2006, as compared to 60% and 61% in 2005 and 2004, respectively, were derived from sales to the United States Government, principally the military services of the Department of Defense and its prime contractors. The Company’s sales are therefore affected by, among other things, the federal budget authorization and appropriation processes. These contracts typically contain precise performance specifications and are subject to customary provisions which give the United States Government the contractual right of termination for convenience. Notwithstanding that, in the event of termination for convenience, the Company is typically protected by provisions allowing reimbursement for costs incurred as well as payment of any applicable fees or profits, the termination, postponement or failure to fund one or more significant contracts by the United States Government could have a material adverse effect on the Company’s results of operations.
Cancellations of purchase orders or reductions of product quality requirements in existing contracts could materially reduce our backlog.

     A discussion of the risks associated with our backlog is set forth in the 2006 Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 24 thereof and further updated in our Quarterly Report on Form 10-Q for the second fiscal 2007 quarter ended October 1, 2006, as set forth on page 19 thereof.
Our potential tax benefits from net operating loss carryforwards are subject to a number of risks.
     A discussion of the risks attendant to realization of the tax benefit from net operating losses is set forth in the 2006 Annual Report in Note 6 of “Notes to Consolidated Financial Statements” on page 16 thereof and further updated in our Quarterly Report on Form 10-Q for the second fiscal 2007 quarter ended October 1, 2006, as set forth on page 23 thereof.
Our liquidity requirements and capital resources depend on a number of factors, some of which are beyond our control.
     A discussion of the Company’s liquidity requirements and attendant risks is set forth in the 2006 Annual Report in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 25 thereof and further updated in our Quarterly Report on Form 10-Q for the second fiscal 2007 quarter ended October 1, 2006, as set forth on page 21 thereof.
Our common stock is thinly traded and subject to volatility.
     Although our common stock is traded on the AMEX, it may remain relatively illiquid, or “thinly traded,” which can enhance volatility in the share price and make it difficult for investors to buy or sell shares in the public market without materially affecting the quoted share price. Further, investors seeking to buy or sell a certain quantity of our shares in the public market may be unable to do so within one or more trading days. If limited trading in our stock continues, it may be difficult for holders to sell their shares in the public market at any given time at prevailing prices.
     The prevailing market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including the following:
•	Actual or anticipated fluctuations in our operating results;

•	Changes in market valuations of other similarly situated companies;

•	Announcements by us or our competitors of significant technical innovations, contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Additions or departures of key personnel;

•	Future sales of common stock;

•	Any deviations in net revenues or in income from levels expected by the investment community; and

•	Trading volume fluctuations.
We may be unable to maintain our listing on the American Stock Exchange, which could cause our stock price to fall and decrease the liquidity of our common stock.
     On August 14, 2006, our common stock was listed for trading on the AMEX. The AMEX has financial, operating and corporate governance requirements for the continued listing of stock. While we currently meet these requirements, should we not meet these requirements or other requirements for continued listing, then our common stock may be delisted from the AMEX and the trading market for our common stock could decline, which could depress our stock price and adversely affect the liquidity of our common stock.
We are subject to increases in the cost of our borrowings as a result of rising interest rates, which could have an adverse effect on us and our ability to make debt service payments.

     The Company is exposed to various market risks, primarily changes in interest rates associated with agreements establishing the senior credit facility which we entered into with our senior lender on May 1, 2006. The senior credit facility is secured by all of the assets of the Company. As of October 1, 2006, the LIBOR-based $50.0 million senior credit facility consisting of a $10.0 million revolving credit facility, and two term loans of $20.0 million each, has a blended interest rate of 8.6%. At October 1, 2006, the Company was in compliance with the provisions of the senior credit facility agreements.
Risks Related to the Offering
We recently began trading on the AMEX under a new symbol and a new Company name, which could require a period of transition for stockholders and prospective investors.
•	Effective October 12, 2006, the Company’s name was changed to “Breeze-Eastern Corporation” and on August 14, 2006, our common stock was listed on the AMEX for trading under the symbol “BZC.” Previously, the Company’s name was TransTechnology Corporation and its common stock was traded under the symbol “TTLG.”

•	Although our stockholders are aware of the change from the over-the-counter bulletin board to the AMEX and the change of the name of the Company through public filings and news releases, other prospective investors in our common stock may not recognize these changes.

•	As a result, the market for our common stock may not be as liquid, the Selling Stockholders may be unable to quickly sell their shares of common stock, and the prices that may be obtained upon the sale of common stock may be insufficient.
We do not currently pay dividends on our common stock.
The Company suspended issuance of its regular quarterly dividend effective January 19, 2001. The board of directors does not intend to reinstate the payment of quarterly dividends in the near future.
We cannot assure that the Securities and Exchange Commission will declare this registration statement effective in a timely manner.
The common stock will not be available for resale under this registration statement until the SEC declares such registration statement effective. We will use our best efforts to cause the registration statement to become effective, however, the SEC may delay effectiveness and request additional information which will require us to make amendments hereto.
Securities eligible for future sale may have an adverse effect on our share price.
The shares of common stock sold pursuant to the private placement are deemed to be “restricted securities” under Rule 144 of the Securities Act of 1933 and are subject to certain restrictions on transfer pursuant to Rule 144. Such shares may only be sold pursuant to this registration statement, once it is deemed effective, or pursuant to an available exemption from registration.
This Registration Statement may be subject to black-out periods from time to time.
We are required, under the terms of the registration rights agreement with the Selling Stockholders, to maintain the registration statement until the earlier of (i) three (3) years after the effectiveness of the registration statement, (ii) the date on which the Selling Stockholders may sell all shares of common stock then held by them without restriction by the volume limitations of Rule 144(e) of the Securities Act of 1933, or (iii) such time as all shares of common stock purchased by the Selling Stockholders in the private placement have been sold. It is possible that, during this three-year period, we may suspend the use of this registration statement because it must be amended or corrected to remedy material misstatements or omissions. Such a suspension period is often referred to as a “black-out” period. During black-out periods, the Selling Stockholders will have limited liquidity in our common stock held by them for sale, as they will not be able to avail themselves of this registration statement to resell the securities purchased in the private offering.
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares owned by the Selling Stockholders.
Determination of Offering Price

The offering price for the shares of common stock subject to this registration statement shall be determined by the Selling Stockholders, from time to time, in connection with a particular sale.
Selling Stockholders
Pursuant to a registration rights agreement among the Company and the Selling Stockholders dated February 17, 2006, we agreed to file this registration statement with the SEC for their benefit. The shares of common stock are being registered hereunder to permit the public sale and trading of such shares. The Selling Stockholders, or their permitted transferees or other successors in interest, may offer the shares of common stock for resale from time to time.
In connection with our agreement to file this registration statement with the SEC for the benefit of the Selling Stockholders, we agreed to use commercially reasonable efforts to file required amendments and supplements to keep it current, effective and free from any material misstatement or omission to state a material fact. We agreed to do so for a period not exceeding, with respect to each Selling Stockholder’s share of common stock acquired in the offering, the earlier of:
•	the sale, transfer or other disposition of all of the shares of common stock covered by this registration statement pursuant to this registration statement or pursuant to an exemption from registration under Rule 144 under the Securities Act of 1933;

•	such time as all of the shares of our common stock registered under this registration statement and not held by our affiliates are, in the opinion of our counsel, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act of 1933; or

•	the third anniversary of the initial effective date of this registration statement.
The table below shows the number of shares owned by the Selling Stockholders as of the dates indicated, based upon information either provided by such Selling Stockholder to us or reported to the SEC.

		Number of Shares of	Number of Shares of
		Common Stock	Common Stock Owned
Name of Selling	Number of Shares of Common Stock Owned After	Offered under this	Upon Completion of
Stockholder	Private Placement	Prospectus	the Offering[4]
Tinicum Capital Partners II, L.P.	1,720,919 shares of common stock[1]	1,658,044	62,875

Tinicum Capital Partners II Parallel Fund, L.P.	9,048 shares of common stock[1]	8,623	425

Terrier Partners LP	187,500 shares of common stock[2]	62,500	125,000

Wynnefield Partners Small Cap Value, L.P.	371,933 shares of common stock[3]	178,833	193,100

Wynnefield Partners Small Cap Value, L.P. I	513,645 shares of common stock[3]	268,250	245,395

Wynnefield Small Cap Value Offshore Fund, Ltd.	549,255 shares of common stock[3]	323,750	225,505

[1]	Based on a Schedule 13D filed with the Securities and Exchange Commission on February 27, 2006 jointly by Tinicum Capital Partners II, L.P. (“TCP”) and Tinicum Capital Partners II Parallel Fund, L.P. (“TPP”). Tinicum Lantern II, L.L.C. is the General Partner of TCP and TPP. Messrs. Eric Ruttenberg and Terence O’Toole are Co-Managing Members of Tinicum Lantern II, L.L.C. and are the natural control persons of TCP and TPP. TCP and TPP each disclaim beneficial ownership of shares held by the other, respectively.

[2]	As set forth in the Stock Purchase Agreement by and between the Company and Terrier Partners LP filed as Exhibit 10.39 to the Form 8-K filed by the Company with the SEC on February 21, 2006. Mr. Bobby Melnick is the Managing Member of Terrier Partners LP and is the natural control person of Terrier Partners LP.

[3]	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2006 jointly by Wynnefield Partners Small Cap Value, L.P. I.; Wynnefield Small Cap Value Offshore Fund, Ltd.; Channel Partnership II, L.P.; Nelson Obus; Wynnefield Capital Management, LLC; and Wynnefield Capital, Inc. Although Wynnefield Capital Management, LLC did not receive any shares directly in the private placement, it reported that it holds an indirect beneficial interest in the 885,578 shares which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I. Although Wynnefield Capital, Inc. did not receive directly any shares in the private placement, it reported that it holds an indirect beneficial interest in the 549,255 shares which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. Nelson Obus and Joshua Landes are the natural control persons of each of said entities.

[4]	Assumes all shares of common stock offered pursuant to this Registration Statement are sold by Selling Stockholders.

Plan of Distribution
The Company is registering the shares of common stock covered by this prospectus for the Selling Stockholders. As used in this prospectus, “Selling Stockholders” includes the donees, transferees, pledgees or others who may later hold the Selling Stockholders’ interests. Pursuant to a registration rights agreement, dated as of February 17, 2006, by and among the Company and the Selling Stockholders, the Company agreed to register the common stock owned by the Selling Stockholders and to indemnify the Selling Stockholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act of 1933. Under the registration rights agreement, the Company also agreed to pay the costs and fees of registering the shares of common stock; however, the Selling Stockholders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.
The Selling Stockholders may sell the common stock being offered hereby in one or more of the following ways at various times and from time to time:
•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.
One or more of the Selling Stockholders may offer their shares of common stock for sale in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the Selling Stockholders may offer those shares of common stock on different terms pursuant to another prospectus supplement.
The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the common stock on any national securities exchange on which the common stock then may be listed and traded or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock may be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the Selling Stockholders may also be effected through the issuance by the Selling Stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the Selling Stockholders may sell some or all of the shares of common stock covered by this prospectus through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.
The Selling Stockholders may also enter into hedging transactions with respect to the common stock. For example, the Selling Stockholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the Selling Stockholders to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the Selling Stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, the Selling Stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the Selling Stockholders or others to settle such sales and may use securities received from the Selling Stockholders to close out any related short positions. Selling Stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, with respect to any specific sale by a Selling Stockholders, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•	the public offering price of the common stock and the proceeds to the Selling Stockholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.
The Selling Stockholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. The Selling Stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act of 1933. If any the Selling Stockholders qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933.
In addition to selling its shares of common stock under this prospectus, any Selling Stockholder may:
•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act of 1933;

•	transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common stock by any other legally available means.

DESCRIPTION OF COMMON STOCK
          The following is a summary description of the material terms of our capital stock. While we believe that the following description covers the material terms of our common stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and the other documents we incorporate by reference for a more complete understanding of our common stock.
General
Pursuant to our Certificate of Incorporation, as amended, dated September 19, 1988, we are authorized to issue 15,000,000 shares of capital stock, consisting of 14,700,000 shares of common stock, par value $0.01 per share, and 300,000 shares of preferred stock, par value $1.00. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety, by our Certificate of Incorporation, and our Amended and Restated Bylaws, both of which are incorporated herein by reference to this prospectus.
Common Stock
Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the time and in the amounts as our board of directors may from time to time determine. The Company suspended issuance of its regular quarterly dividend effective January 19, 2001. The board of directors does not intend to reinstate the payment of quarterly dividends in the near future.
Voting Rights. Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
No Preemptive or Similar Rights. No holder of our common stock is entitled to preemptive rights to subscribe for any shares of capital stock and our common stock is not subject to conversion or redemption.
Preferred Stock
No shares of, and no securities convertible into, our authorized preferred stock are outstanding.
Anti-Takeover Effects of Certain Provisions of Delaware Law
Section 203 of the Delaware General Corporation Law (the “Delaware Business Combination Act”) generally imposes a three-year moratorium on business combinations between a Delaware corporation and an “interested stockholder” (in general, a stockholder owning 15% or more of a corporation’s outstanding voting stock) or an affiliate or associate thereof unless (i) prior to an interested stockholder becoming such, the board of directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming such; (ii) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by directors who are also officers and certain employee stock plans); or (iii) on or after an interested stockholder becomes such, the business combination is approved by (a) the board of directors and (b) holders of at least two-thirds of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

The Delaware Business Combination Act applies to certain public companies incorporated in the State of Delaware unless the corporation expressly elects not to be governed by such legislation and sets forth such election in (i) the corporation’s original certificate of incorporation; (ii) an amendment to the corporation’s bylaws as adopted by the corporation’s board of directors within 90 days of the effective date of such legislation; or (iii) an amendment to the corporation’s certificate of incorporation or bylaws as approved by (in addition to any other vote required by law) a majority of the shares entitled to vote (however, such amendment would not be effective until twelve months after the date of its adoption and would not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption of such amendment). The Company has not made such an election and is therefore subject to the Delaware Business Combination Act.
Transfer Agent
The transfer agent and registrar for our common stock is ComputerShare Investor Services, LLC located at 250 Royall Street, Canton, Massachusetts, 02021, telephone number: (781) 575-2000.
Legal Matters
The validity of the shares of common stock being offered hereby is being passed upon for us by Hahn Loeser & Parks LLP. Such legal advice is solely for our benefit and not for that of any stockholder or prospective investor.
There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the documents and filings incorporated herein by reference. There are no disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.
Experts
The financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 10-K and the related financial statement schedule incorporated in this prospectus by reference from the Company’s annual report on Form 10-K/A-1 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Material Changes
Material changes to the business or operations of the Company since the end of the last fiscal year have been disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and any amendments thereto, and subsequent filings on Form 10-Q and on Form 8-K.
Incorporation of Certain Information by Reference
This prospectus incorporates documents by reference that are not presented in or delivered with it. This means that we have disclosed important business, financial, and other information by referring you to our publicly filed documents containing this information. All information incorporated by reference herein or to the related registration statement on Form S-3 of which this prospectus is a part, is part of this prospectus. The information incorporated by reference is accurate only as of the date of the information on the front cover of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of the common stock.
We are specifically incorporating by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until such time as this registration statement is terminated by the filing by the Company of a post-effective amendment hereto.
•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed on June 16, 2006 and any amendments thereto;

•	Our 2006 Annual Meeting Proxy Statement on Schedule 14A filed on June 16, 2006;

•	Our Quarterly Report on Form 10-Q for the first fiscal 2007 quarter ended July 2, 2006;

•	Our Quarterly Report on Form 10-Q for the second fiscal 2007 quarter ended October 1, 2006;

•	Our Current Reports on Form 8-K filed on July 6, 2006, July 20, 2006, August 15, 2006, October 13, 2006, October 19, 2006, and January 26, 2007;

•	The description of our common stock included in our Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for third fiscal quarter ended December 25, 2005; and

•	Our Amended and Restated Bylaws as of February 28, 2006, filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The following information contained in documents described above is not incorporated herein by reference: (i) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (ii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus through the SEC website at: http://www.sec.gov. or by requesting them in writing or by telephone from us at the following address:
Breeze-Eastern Corporation
Attn: Gerald C. Harvey, Esq.
Executive Vice President, General Counsel and Secretary
700 Liberty Avenue
Union, New Jersey 07083
(908) 688-2440
You may also access these documents and additional information on our website at http://www.breeze-eastern.com
WHERE YOU CAN FIND MORE INFORMATION
Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and inspected, without charge, at the SEC’s public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Breeze-Eastern Corporation, 700 Liberty Avenue, Union, New Jersey 07083 (908) 688-2440, Attention: Secretary.
Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Disclosure of Commission Position on Indemnification For Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
END OF PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission registration fee	$2,819.45
Printing and engraving expenses	0.00
Legal fees and expenses	22,500.00
Accounting fees and expenses	25,000.00
Transfer Agent and Placement Agent fees	0.00
Miscellaneous	0.00

Total	$50,319.45

Item 15. Indemnification of Directors and Officers.
Breeze-Eastern Corporation is a Delaware corporation. The Company’s Certificate of Incorporation, as amended, provides that the Company may indemnify its officers and directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (“GCL”) provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.
Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made only as authorized in the specific case upon a determination by a majority vote of the directors who are not parties to such action, suit or proceeding (or, if there are no such directors, by an independent counsel or by the stockholders) that indemnification is proper in the circumstances because he has met the standard of conduct set forth in subsections (a) and (b).

The Company’s Certificate of Incorporation also provides that, to the fullest extent permitted by the GCL, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the GCL authorizes such a provision, and states that such a provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock purchases or redemptions by the corporation, or (d) for any transaction from which the director derived an improper benefit.
The Company’s Amended and Restated Bylaws provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party to (or is otherwise involved in) any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other business or nonprofit entity. The Amended and Restated Bylaws provide that the Company shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided that any such advance payments shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under the Amended and Restated Bylaws or otherwise.
The Company has entered into indemnity agreements with each of its directors and executive officers, whereby the Company agrees to indemnify such persons against liability to the extent permitted by law. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.
Item 16. Exhibits and Financial Statements
The index to exhibits appears immediately following the signature pages to this registration statement.
Item 17. Undertakings
The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company’s obligation to maintain this registration statement.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 16, 2007.

Breeze-Eastern Corporation
/s/ Robert L.G. White
Robert L.G. White
President and Chief Executive Officer

/s/ Joseph F. Spanier
Joseph F. Spanier
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Power of Attorney
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald C. Harvey and Joseph F. Spanier, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this registration statement, to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Dalton*	Chairman of the Board	April 16, 2007

John H. Dalton

/s/ Robert L.G. White*	Director, President and Chief Executive Officer	April 16, 2007

Robert L.G. White

/s/ Thomas V. Chema*	Director	April 16, 2007

Thomas V. Chema

/s/ Jan Cope*	Director	April 16, 2007

Jan Cope

/s/ Joseph S. Bracewell*	Director	April 16, 2007

Joseph S. Bracewell

/s/ Gail F. Lieberman*	Director	April 16, 2007

Gail F. Lieberman

/s/ William M. Shockley*	Director	April 16, 2007

William M. Shockley

/s/ William J. Recker*	Director	April 16, 2007

William J. Recker

*	Executed by power of attorney.
Gerald C. Harvey, Executive Vice President, General Counsel and Secretary, as attorney-in-fact, signs this document on behalf of the above-named officers and directors pursuant to powers of attorney duly executed by such officers and directors and filed with this registration statement.

/s/ Gerald C. Harvey
Gerald C. Harvey, attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation, as amended, of the Registrant(a)

4.2	Registration Rights Agreement by and among the Selling Stockholders and the Registrant(b)

5.1	Opinion of Hahn Loeser & Parks LLP*

10.1	Stock Purchase Agreement by and among Tinicum Capital Partners II and affiliate, and the Registrant(c)

10.2	Stock Purchase Agreement by and among Wynnefield Partners Small Cap Value, L.P. and affiliates, and the Registrant(d)

10.3	Stock Purchase Agreement by and between Terrier Partners LP and the Registrant(e)

23.1	Consent of Deloitte & Touche LLP

23.3	Consent of Hahn Loeser & Parks LLP (included in Exhibit 5.1)*

24	Power of Attorney*

*	Previously filed in Registrant’s Registration Statement on Form S-3, filed on January 31, 2007 (File No. 333-140369) and incorporated herein by reference.

(a)	A description of the Registrant’s capital stock is provided in Section “Fourth” of the Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Form 10-Q for the third quarter ended December 25, 2005 and incorporated herein by reference.

(b)	Filed as Exhibit 10.40 to the Registrant’s Form 8-K dated as of February 21, 2006 and incorporated herein by reference.

(c)	Filed as Exhibit 10.37 to the Registrant’s Form 8-K dated as of February 21, 2006 and incorporated herein by reference.

(d)	Filed as Exhibit 10.38 to the Registrant’s Form 8-K dated as of February 21, 2006 and incorporated herein by reference.

(e)	Filed as Exhibit 10.39 to the Registrant's Form 8-K dated as of February 21, 2006 and incorporated herein by reference.